    As filed with the Securities and Exchange Commission on February 5, 1998

                                                 Registration No. 33-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  PH Group Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   31-1202180
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                 2365 Scioto Harper Drive, Columbus, Ohio 43204
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                            1997 Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                               Charles T. Sherman
              President and Chief Executive Officer, PH Group Inc.
                 2365 Scioto Harper Drive, Columbus, Ohio 43204
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (614) 279-8877
--------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent For Service.


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
                                                                    Proposed         Proposed
                                                                     maximum          maximum
               Title of securities               Amount to be    offering price      aggregate         Amount of
                to be registered                  registered      per share(1)       offering      registration fee
                                                                                     price(1)
---------------------------------------------------------------------------------------------------------------------
        Common Shares, without par value            187,500          $ 3.75          $ 703,125          $207.42
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the bid and asked prices reported on the OTC Bulletin Board Service for Common Shares on February 2, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by PH Group Inc., an Ohio corporation (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         (a) The Registrant's annual report on Form 10-KSB (Commission File No. 0-8115) for the year ended December 31, 1996.

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

         (c)   The description of the Registrant's Common Shares contained in
               Item 14 of the Registrant's Registration Statement on Form 10 (File No. 0-8115) filed under Section 12 of the Exchange Act as amended by the Form 8-K filed by the Registrant on February 4, 1998, and including any other amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 1701.13 of the Ohio General Corporation Law ("Section 1701.13") provides that an Ohio corporation may indemnify its directors and officers, under certain circumstances, against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 1701.13 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article VII of the Registrant's Articles of Incorporation, as amended, requires the Registrant to indemnify its officers and directors to the fullest extent not prohibited by law which indemnification may, in fact, exceed the scope of the indemnity expressly authorized by Section 1701.13.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

(4)  Instruments Defining the Rights of Security Holders.

         4.1. See Articles III, IV, V and VI of the Articles of Incorporation of the Registrant, as amended (Amended and Restated for Exhibit purposes and incorporated by reference to Exhibit 3.1 of Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997 (Commission File No. 0-8115)).

         4.2. See Article I, Sections 1(F), 2 and 3 of Article II, Article IV and Sections 1 and 3 of Article V of the Company's Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 of Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1997 (Commission
                  File No. 0-8115)).

(5) Opinion re Legality.

         5.1. Opinion of Arter & Hadden LLP as to the validity of the Common Shares being registered hereunder.

(23)  Consents of Experts and Counsel.

         23.1.    Consent of Greene & Wallace, Inc.

         23.2.    Consent of Arter & Hadden LLP is set forth as part of
                  Exhibit 5.1 above.

(24) Powers of Attorney.

         24.1.    Power of Attorney.

         24.2. Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) To include any  prospectus  required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 23rd day of January, 1998.

                                            PH GROUP INC.
                                             (Registrant)



                                            By: /s/ Charles T. Sherman
                                                ---------------------------
                                                 Charles T. Sherman
                                                 President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 23, 1998.

       Signature                                                     Title
       ---------                                                     -----
CHARLES T. SHERMAN*                           Director, Chairman of the Board, President and Chief
------------------------                      Executive Officer (principal executive and financial officer)
Charles T. Sherman


/s/ Kenneth P. Furlong                        Treasurer (controller or principal accounting officer)
------------------------
Kenneth P. Furlong

BOB BINSKY*                                   Director
------------------------
Bob Binsky

ALIDA BREEN*                                  Director
------------------------
Alida Breen

MICHAEL W. GARDNER*                           Director
------------------------
Michael W. Gardner

DAVID H. MONTGOMERY*                          Director
------------------------
David H. Montgomery

TERRY L. SANBORN*                             Director
------------------------
Terry L. Sanborn

* Charles T. Sherman, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a Power of Attorney duly executed by such person.



By:  /s/ Charles T. Sherman
     ------------------------------------
     Charles T. Sherman, Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                                                   PAGE NUMBER IN
                                                                                                    SEQUENTIALLY
                                                                                                    NUMBERED COPY
4.1.      See Articles III, IV, V and VI of the Articles of Incorporation
          of the Registrant, as amended (Amended and Restated for Exhibit purposes and incorporated by reference to Exhibit 3.1 of
          Registrant's Quarterly Report on Form 10-QSB for the quarterly
          period ended March 31, 1997 (Commission File No. 0-8115)).                                      *

4.2.      See Article I, Sections 1(F), 2 and 3 of Article II, Article IV and
          Sections 1 and 3 of Article V of the Company's Amended and Restated
          Code of Regulations (incorporated by reference to Exhibit 3.2 of
          Registrant's Quarterly Report on Form 10-QSB for the quarterly period
          ended March 31, 1997 (Commission File No. 0-8115)).                                             *

5.1.      Opinion of Arter & Hadden LLP as to the validity of the Common Shares being registered
          hereunder.                                                                                      7

23.1.     Consent of Greene & Wallace, Inc.                                                               8

23.2.     Consent of Arter & Hadden LLP is set forth as part of Exhibit 5.1 above.

24.1.     Power of Attorney.                                                                              9

24.2.     Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of
          attorney.                                                                                      10

*  Incorporated by reference.